As filed with the Securities and Exchange Commission on April 22, 2016
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 __________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
  __________________________________________________________________________
SUPER MICRO COMPUTER, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0353939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

980 Rock Avenue
San Jose, California 95131
(Address of principal executive offices) (Zip Code)
 __________________________________________________________________________

2006 EQUITY INCENTIVE PLAN
2016 EQUITY INCENTIVE PLAN
(Full title of the plans)
  __________________________________________________________________________
Charles Liang
President and Chief Executive Officer
Super Micro Computer, Inc.
980 Rock Avenue
San Jose, California 95131
(Name and address of agent for service)

(408) 503-8000
(Telephone number, including area code, of agent for service)
  __________________________________________________________________________
Copy to:
Peter M. Astiz
DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, California 94303-2248
(650) 833-2000
 __________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2006 Equity Incentive Plan	8,696,444 (2)	$14.91 (4)	$129,663,980.04	$13,057.16
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2016 Equity Incentive Plan	7,500,000 (3)	$26.77 (5)	$200,737,500.00	$20,214.27
TOTAL	16,196,444		$330,401,480.04	$33,271.43

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2006 Equity Incentive Plan (the “2006 Plan”) and the Registrant’s 2016 Equity Incentive Plan (the “2016 Plan”) by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.

(2)
Represents the number of shares issuable upon exercise of options issued under the 2006 Plan outstanding as of the date of this Registration Statement. The 2006 Plan will be terminated and no further awards will be made pursuant to the 2006 Plan. The 2006 Plan will continue to govern the terms and conditions of all outstanding awards granted under the 2006 Plan. To the extent that outstanding awards expire or are forfeited subsequent to the date of this Registration Statement, up to 2,800,000 shares of the Registrant’s common stock reserved for issuance pursuant to such awards will become available for issuance under the 2016 Plan.

(3)
Represents 4,700,000 shares of the Registrant’s common stock reserved for issuance pursuant to future awards under the 2016 Plan, increased by up to an additional 2,800,000 shares that are subject to awards currently outstanding under the 2006 Plan to the extent that such awards expire or are forfeited after March 8, 2016.

(4)
Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $14.81 per share, the weighted-average exercise price of stock option awards outstanding under the 2006 Plan.

(5)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Select Market on April 18, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

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PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(a) The Registrant’s Annual Report on Form 10-K (File No. 001-33383) for the fiscal year ended June 30, 2015 filed on September 10, 2015.
(b) The Registrant’s Annual Report on Form 10-K/A (File No. 001-33383) for the fiscal year ended June 30, 2015 filed on November 16, 2015.
(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K).
(d) The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-33383) filed with the Commission on March 3, 2007, pursuant to Section 12(b) of Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
As permitted by the Delaware general corporation law, the Registrant’s certificate of incorporation provides that its directors will not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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•	under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

•	for any transaction from which the director derives an improper personal benefit.
As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

The Registrant’s certificate of incorporation and bylaws also provide for the indemnification of its directors and officers to the fullest extent authorized by the Delaware General Corporation Law. The indemnification provided under the Registrant’s certificate of incorporation and bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.
Under the Registrant’s bylaws, the Registrant has the power to purchase and maintain insurance to the extent reasonably available on behalf of any person who is or was one of the Registrant’s directors, officers, employees or agents, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the persons fulfilling one of these capacities, and related expenses, whether or not the Registrant would have the power to indemnify the person against the claim under the provisions of the Delaware General Corporation Law. The Registrant intends to maintain director and officer liability insurance on behalf of its directors and officers.

Item 7.	Exemption from registration claimed
Not applicable.

Item 8.	Exhibits.
 See the Exhibit Index on the page immediately following the signature pages to the Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

1.	The undersigned Registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on this 22 day of April, 2016.

SUPER MICRO COMPUTER, INC.

By:	/s/ Charles Liang
Charles Liang President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

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POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Liang and Howard Hideshima, and each of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Charles Liang	President, Chief Executive Officer and	April 22, 2016
Charles Liang	Chairman of the Board (Principal Executive Officer)

/s/ Howard Hideshima	Senior Vice President, Chief Financial	April 22, 2016
Howard Hideshima	Officer (Principal Financial and Accounting Officer)

/s/ Yih-Shyan (Wally) Liaw	Senior Vice President of International Sales,	April 22, 2016
Yih-Shyan (Wally) Liaw	Corporate Secretary and Director

/s/ Chiu-Chu (Sara) Liu Liang	Senior Vice President of Operations,	April 22, 2016
Chiu-Chu (Sara) Liu Liang	Treasurer and Director

/s/ Laura Black	Director	April 22, 2016
Laura Black

/s/ Michael S. McAndrews	Director	April 22, 2016
Michael S. McAndrews

/s/ Hwei-Ming (Fred) Tsai	Director	April 22, 2016
Hwei-Ming (Fred) Tsai

Director
Sherman Tuan

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INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to Amendment No. 5 to Registration Statement on Form S-1 filed with the Commission on March 27, 2007 (“Amendment No. 5”)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to Amendment No. 5).
5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of DLA Piper LLP (US) (see Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1
2006 Equity Incentive Plan (incorporated by reference to Appendix A from the Company’s Definitive Proxy Statement on Schedule 14A (Commission File No. 001-33383) filed with the Commission on January 18, 2011).

99.2
Form of Notice of Grant of Stock Option under 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-8 (Commission File No. 333-142404) filed with the Commission on April 27, 2007 (“Prior S-8”)).

99.3
Form of Option Agreement under 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 2 to Registration Statement on Form S-1 (Commission File No. 333-138370) filed with the Commission on January 18, 2007 (“Amendment No. 2”).

99.4	Form of Notice of Grant of Restricted Stock under 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to Prior S-8).
99.5	Form of Restricted Stock Agreement under 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 2).
99.6	Form of Notice of Grant of Restricted Stock Unit under 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to Prior S-8).
99.7	Form of Restricted Stock Unit Agreement under 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to Amendment No. 2).
99.8	2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 from the Company’s Current Report on Form 8-K (Commission File No. 001-33383) filed with the Commission on March 14, 2016.
99.9	Form of Notice of Grant of Stock Option under 2016 Equity Incentive Plan.
99.10	Form of Stock Option Agreement under Super Micro Computer, Inc. 2016 Equity Incentive Plan.
99.11	Form of Notice of Grant of Restricted Stock Units under 2016 Equity Incentive Plan.
99.12	Form of Restricted Stock Units Agreement under Super Micro Computer, Inc. 2016 Equity Incentive Plan.